EXHIBIT 99.1

AvePoint Announces Second Quarter 2024 Financial Results

Second quarter SaaS revenue of $53.6 million, representing 40% year-over-year growth
Second quarter Total revenue of $78.0 million, representing 20% year-over-year growth
Total ARR of $290.1 million, representing 23% year-over-year growth

JERSEY CITY, N.J., Aug. 08, 2024 (GLOBE NEWSWIRE) -- AvePoint (NASDAQ: AVPT), the global leader in robust data management and data governance, today announced financial results for the second quarter ended June 30, 2024.

“Our second quarter results reflect the continued execution of our teams, the ongoing customer need for a strong data foundation, and the demand for our SaaS platform, which is designed to enhance data security and cyber resilience,” said Dr. Tianyi Jiang (TJ), CEO and Co-Founder, AvePoint. “Now more than ever, a successful AI strategy is dependent on high-quality, well-governed data and robust information management capabilities, which AvePoint has been establishing for companies around the world for more than two decades. The momentum we continue to see, coupled with our sustained focus on profitable growth, provides us with the confidence to again raise our full-year expectations for all key metrics.”

Second Quarter 2024 Financial Highlights

  Revenue: Total revenue was $78.0 million, up 20% from the second quarter of 2023. Within total revenue, SaaS revenue was $53.6 million, up 40% from the second quarter of 2023.

  Gross Profit: GAAP gross profit was $59.0 million, compared to $45.1 million for the second quarter of 2023. Non-GAAP gross profit was $59.4 million, compared to $46.1 million for the second quarter of 2023. Non-GAAP gross margin was 76.2%, compared to 71.1% for the second quarter of 2023.

  Operating Income/(Loss): GAAP operating loss was $(2.1) million, compared to $(7.1) million for the second quarter of 2023. Non-GAAP operating income was $8.7 million, compared to $2.9 million for the second quarter of 2023. Non-GAAP operating margin was 11.2%, compared to 4.4% for the second quarter of 2023.

  Cash, cash equivalents and short-term investments: $230.8 million as of June 30, 2024.

  Cash from operations: for the six months ended June 30, 2024, the Company generated $23.9 million of cash from operations, compared to $9.3 million generated in the prior year period.

Second Quarter 2024 Key Performance Indicators and Recent Business Highlights

  ARR as of June 30, 2024 was $290.1 million, up 23% year-over-year.

  Adjusted for FX, dollar-based gross retention rate was 87%, while dollar-based net retention rate was 110%. On a reported basis, dollar-based gross retention rate was 86%, while dollar-based net retention rate was 109%.

  AvePoint was named to Inc.’s annual Best Workplaces list in the software industry, honoring organizations that have created exceptional workplaces and company cultures, and reflecting the Company’s ongoing investment in its people.

  AvePoint won its sixth global Microsoft Partner of the Year award, as the Company was honored among a global field of top Microsoft partners for demonstrating excellence in innovation and implementation of customer solutions based on Microsoft technology.

Financial Outlook
The company is again raising its full year outlook for total ARR, total revenues and non-GAAP operating income.

For the third quarter of 2024, the Company expects:

  Total revenues of $82.0 million to $84.0 million, or year-over-year growth of 14% at the midpoint.
  Non-GAAP operating income of $11.0 million to $12.0 million.

For the full year 2024, the Company now expects:

  Total ARR of $319.0 million to $323.0 million, or year-over-year growth of 21% at the midpoint.
  Total revenues of $320.2 million to $324.2 million, or year-over-year growth of 19% at the midpoint.
  Non-GAAP operating income of $38.3 million to $39.8 million.

Quarterly Conference Call

AvePoint will host a conference call today, August 8, 2024, to review its second quarter 2024 financial results and to discuss its financial outlook. The call is scheduled to begin at 4:30pm ET. You may access the call and register with a live operator by dialing 1 (833) 816-1428 for US participants and 1 (412) 317-0520 for outside the US. The passcode for the call is 3133340. Investors can also join by webcast by visiting https://ir.avepoint.com/events. The webcast will be available live, and a replay will be available following the completion of the live broadcast for approximately 90 days.

About AvePoint

Securing the Future. AvePoint is a global leader in data management and data governance, and over 21,000 customers worldwide rely on our solutions to modernize the digital workplace across Microsoft, Google, Salesforce and other collaboration environments. AvePoint's global channel partner program includes over 3,500 managed service providers, value added resellers and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Non-GAAP Financial Measures

To supplement AvePoint’s consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (including percentage of revenue figures), non-GAAP operating income and non-GAAP operating margin. The company has included a reconciliation of GAAP to non-GAAP financial measures at the end of this press release. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense and the amortization of acquired intangible assets. The company believes the presentation of its non-GAAP financial measures provides a better representation as to its overall operating performance. The presentation of AvePoint’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for its financial results prepared in accordance with GAAP, and AvePoint’s non-GAAP measures may be different from non-GAAP measures used by other companies.

Disclosure Information

AvePoint uses the https://ir.avepoint.com/ website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and its registration statement on Form S-1 and related prospectus and prospectus supplements filed with the SEC. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint”, “the Company”, “we”, “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143

AvePoint, Inc. Condensed Consolidated Statements of Operations (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
SaaS	$53,643	$38,279	$104,954	$73,791
Term license and support	10,983	13,277	20,988	24,181
Services	10,517	10,066	20,998	19,813
Maintenance	2,818	3,247	5,555	6,656
Total revenue	77,961	64,869	152,495	124,441
Cost of revenue:
SaaS	9,745	9,130	19,515	17,025
Term license and support	413	496	829	957
Services	8,647	9,958	18,720	19,309
Maintenance	137	212	320	395
Total cost of revenue	18,942	19,796	39,384	37,686
Gross profit	59,019	45,073	113,111	86,755
Operating expenses:
Sales and marketing	30,470	27,691	60,409	54,542
General and administrative	18,184	15,193	35,052	29,841
Research and development	12,503	9,273	22,989	18,288
Total operating expenses	61,157	52,157	118,450	102,671
Loss from operations	(2,138)	(7,084)	(5,339)	(15,916)
Other expense, net	(6,970)	(2,128)	(3,566)	(500)
Loss before income taxes	(9,108)	(9,212)	(8,905)	(16,416)
Income tax expense	3,830	3,313	5,987	5,291
Net loss	$(12,938)	$(12,525)	$(14,892)	$(21,707)
Net (loss) income attributable to noncontrolling interest	(129)	60	(367)	75
Net loss available to common shareholders	$(12,809)	$(12,585)	$(14,525)	$(21,782)
Basic and diluted loss per share	$(0.07)	$(0.07)	$(0.08)	$(0.12)
Basic and diluted shares used in computing loss per share	182,804	183,315	182,150	183,068

AvePoint, Inc. Condensed Consolidated Balance Sheets (In thousands, except par value) (Unaudited)

	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$226,998	$223,162
Short-term investments	3,842	3,721
Accounts receivable, net of allowance for credit losses of $856 and $926, respectively	78,399	85,877
Prepaid expenses and other current assets	7,653	12,824
Total current assets	316,892	325,584
Property and equipment, net	4,522	5,118
Goodwill	18,477	19,156
Intangible assets, net	9,809	10,546
Operating lease right-of-use assets	13,402	13,908
Deferred contract costs	51,685	54,675
Other assets	12,478	13,595
Total assets	$427,265	$442,582
Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$7,462	$1,384
Accrued expenses and other current liabilities	47,339	53,766
Current portion of deferred revenue	117,926	121,515
Total current liabilities	172,727	176,665
Long-term operating lease liabilities	8,415	9,383
Long-term portion of deferred revenue	8,268	7,741
Earn-out shares liabilities	25,613	18,346
Other liabilities	4,834	5,603
Total liabilities	219,857	217,738
Commitments and contingencies
Mezzanine equity
Redeemable noncontrolling interest	—	6,038
Total mezzanine equity	—	6,038
Stockholders’ equity
Common stock, $0.0001 par value; 1,000,000 shares authorized, 186,657 and 184,652 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	19	18
Additional paid-in capital	688,487	667,881
Accumulated other comprehensive income	2,732	3,196
Accumulated deficit	(485,327)	(460,496)
Noncontrolling interest	1,497	8,207
Total stockholders’ equity	207,408	218,806
Total liabilities, mezzanine equity, and stockholders’ equity	$427,265	$442,582

AvePoint, Inc. Condensed Consolidated Statements of Cash Flows (In thousands) (Unaudited)

	Six Months Ended
	June 30,
	2024	2023
Operating activities
Net loss	$(14,892)	$(21,707)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,623	2,249
Operating lease right-of-use assets expense	3,134	3,496
Foreign currency remeasurement loss	1,162	222
Stock-based compensation	19,996	17,690
Deferred income taxes	(157)	(161)
Other	(45)	329
Change in value of earn-out and warrant liabilities	7,180	4,136
Changes in operating assets and liabilities:
Accounts receivable	5,364	4,128
Prepaid expenses and other current assets	5,079	4,434
Deferred contract costs and other assets	3,493	(429)
Accounts payable, accrued expenses, operating lease liabilities and other liabilities	(9,457)	(7,276)
Deferred revenue	434	2,145
Net cash provided by operating activities	23,914	9,256
Investing activities
Maturities of investments	1,193	566
Purchases of investments	(1,405)	(1,055)
Capitalization of internal-use software	(729)	(644)
Purchase of property and equipment	(896)	(789)
Investment in notes	(750)	(500)
Net cash used in investing activities	(2,587)	(2,422)
Financing activities
Repurchase of common stock	(19,151)	(17,004)
Proceeds from stock option exercises	3,334	3,240
Repayments of finance leases	(3)	(20)
Net cash used in financing activities	(15,820)	(13,784)
Effect of exchange rates on cash	(1,671)	(524)
Net increase (decrease) in cash and cash equivalents	3,836	(7,474)
Cash and cash equivalents at beginning of period	223,162	227,188
Cash and cash equivalents at end of period	$226,998	$219,714
Supplemental disclosures of cash flow information
Income taxes paid	$3,270	$2,938
Unpaid redemption of noncontrolling interest	$5,926	$—

AvePoint, Inc. Non-GAAP Reconciliations (In thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Non-GAAP operating income
GAAP operating loss	$(2,138)	$(7,084)	$(5,339)	$(15,916)
Stock-based compensation expense	10,538	9,586	19,996	17,690
Amortization of acquired intangible assets	349	354	702	753
Non-GAAP operating income	$8,749	$2,856	$15,359	$2,527
Non-GAAP operating margin	11.2%	4.4%	10.1%	2.0%

Non-GAAP gross profit
GAAP gross profit	$59,019	$45,073	$113,111	$86,755
Stock-based compensation expense	115	816	986	1,486
Amortization of acquired intangible assets	239	242	480	484
Non-GAAP gross profit	$59,373	$46,131	$114,577	$88,725
Non-GAAP gross margin	76.2%	71.1%	75.1%	71.3%

Non-GAAP sales and marketing
GAAP sales and marketing	$30,470	$27,691	$60,409	$54,542
Stock-based compensation expense	(2,214)	(2,708)	(4,498)	(4,909)
Amortization of acquired intangible assets	(110)	(112)	(222)	(269)
Non-GAAP sales and marketing	$28,146	$24,871	$55,689	$49,364
Non-GAAP sales and marketing as a % of revenue	36.1%	38.3%	36.5%	39.7%

Non-GAAP general and administrative
GAAP general and administrative	$18,184	$15,193	$35,052	$29,841
Stock-based compensation expense	(5,559)	(4,905)	(10,526)	(9,287)
Non-GAAP general and administrative	$12,625	$10,288	$24,526	$20,554
Non-GAAP general and administrative as a % of revenue	16.2%	15.9%	16.1%	16.5%

Non-GAAP research and development
GAAP research and development	$12,503	$9,273	$22,989	$18,288
Stock-based compensation expense	(2,650)	(1,157)	(3,986)	(2,008)
Non-GAAP research and development	$9,853	$8,116	$19,003	$16,280
Non-GAAP research and development as a % of revenue	12.6%	12.5%	12.5%	13.1%